Exhibit 99.1

Clipper Realty Inc. Announces Second Quarter 2021 Results

NEW YORK, August 9, 2021 /Business Wire/ -- Clipper Realty Inc. (NYSE: CLPR) (the “Company”), a leading owner and operator of multifamily residential and commercial properties in the New York metropolitan area, today announced financial and operating results for the three months ended June 30, 2021.

Highlights for the Three Months Ended June 30, 2021

●	Achieved quarterly revenues of $30.7 million for the second quarter of 2021
●	Achieved quarterly income from operations of $7.0 million for the second quarter of 2021
●	Achieved quarterly net operating income (“NOI”)[1] of $16.1 million for the second quarter of 2021
●	Recorded quarterly net loss of $3.2 million for the second quarter of 2021
●	Achieved quarterly adjusted funds from operations (“AFFO”)[1] of $4.1 million for the second quarter of 2021 as compared to $3.1 million for the first quarter of 2021
●	Declared a dividend of $0.095 per share for the second quarter of 2021

David Bistricer, Co-Chairman and Chief Executive Officer, commented,

“We continue to see meaningful signs of improvement as New York City further strengthens from the depths of the COVID-19 pandemic. We anticipate recently strong rental demand to remain elevated, and pricing to improve, as New York City continues to reopen and vaccinations proliferate. We remain focused on efficiently operating our portfolio, with the safety of our tenants and employees our highest priority. Despite the pandemic-related headwinds, our properties are 94% leased and our second quarter rent collection rate was 96%. We have a strong liquidity position with $98.3 million of cash on the balance sheet, consisting of $85.0 million of unrestricted cash and $13.3 million of restricted cash, and have no debt maturities on any operating properties until 2027, providing further support in the current environment. We remain committed to executing our strategic initiatives to create long-term value.

Financial Results

For the second quarter of 2021, revenues decreased by $0.5 million, or 1.6%, to $30.7 million, compared to $31.2 million for the second quarter of 2020; the change was primarily attributable to declines in residential rental rate at the Tribeca House property and the termination of certain commercial leases at the Tribeca House property, partially offset by the commencement of a new office lease at the 250 Livingston Street property during the third quarter of 2020.

For the second quarter of 2021, net loss was $3.2 million, or $0.09 per share, compared to net loss of $5.2 million, or $0.12 per share, for the second quarter of 2020 ($1.0 million, or $0.03 per share, excluding a non-recurring $4.2 million loss on extinguishment of debt); the change, excluding the non-recurring item, was primarily attributable to the revenue change discussed above and higher property operating expenses (including an increase in the provision for bad debt), property taxes, insurance expense, depreciation and amortization expense and interest expense (primarily resulting from the refinancing of the Flatbush Gardens property in May 2020 and the 141 Livingston Street property in February 2021).

For the second quarter of 2021, AFFO was $4.1 million, or $0.10 per share, compared to $5.5 million, or $0.12 per share, for the second quarter of 2020 and $3.1 million, or $0.07 per share, for the first quarter of 2021. The change from last year was primarily attributable to the revenue change discussed above and higher property operating expenses (including an increase in the provision for bad debt), property taxes, insurance expense and interest expense, partially offset by lower recurring cash general and administrative expenses.

1 NOI and AFFO are non-GAAP financial measures.  For a definition of these financial measures and a reconciliation of such measures to the most comparable GAAP measures, see “Reconciliation of Non-GAAP Measures” at the end of this release.

Balance Sheet

At June 30, 2021, notes payable (excluding unamortized loan costs) was $1,114.9 million, compared to $1,089.7 million at December 31, 2020; the increase primarily reflected the refinancing of the 141 Livingston Street property in February 2021, partially offset by scheduled principal amortization.

Dividend

The Company today declared a second quarter dividend of $0.095 per share, the same amount as last quarter, to shareholders of record on August 19, 2021, payable August 26, 2021.

Conference Call and Supplemental Material

The Company will host a conference call on August 9, 2021, at 5:00 PM Eastern Time to discuss the second quarter 2021 results and provide a business update. The conference call can be accessed by dialing (800) 346-7359 or (973) 528-0008, conference entry code 884595. A replay of the call will be available from August 9, 2021, following the call, through August 23, 2021, by dialing (800) 332-6854 or (973) 528-0005, replay conference ID 884595. Supplemental data to this press release can be found under the “Quarterly Earnings” navigation tab on the “Investors” page of our website at www.clipperrealty.com. The Company’s filings with the Securities and Exchange Commission (the “SEC”) are filed at www.sec.gov under Clipper Realty Inc.

About Clipper Realty Inc.

Clipper Realty Inc. (NYSE: CLPR) is a self-administered and self-managed real estate company that acquires, owns, manages, operates and repositions multifamily residential and commercial properties in the New York metropolitan area, with a portfolio in Manhattan and Brooklyn. For more information on the Company, please visit www.clipperrealty.com.

Forward-Looking Statements

Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include estimates concerning capital projects and the success of specific properties. Our forward-looking statements are generally accompanied by words such as "estimate," "project," "predict," "believe," "expect," "intend," "anticipate," "potential," "plan" or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release.

We disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties (including uncertainties regarding the ongoing impact of the COVID-19 pandemic, and measures intended to curb its spread, on our business, our tenants and the economy generally), most of which are difficult to predict and many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a discussion of these and other important factors that could affect our actual results, please refer to our filings with the SEC, including the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2020, and other reports filed from time to time with the SEC.

Contact Information:

Lawrence Kreider

Chief Financial Officer

(718) 438-2804 x2231

larry@clipperrealty.com

Clipper Realty Inc.
Consolidated Balance Sheets
(In thousands, except for share and per share data)

	June 30, 2021	December 31, 2020
	(unaudited)
ASSETS
Investment in real estate
Land and improvements	$540,859	$540,859
Building and improvements	637,772	630,662
Tenant improvements	3,406	3,121
Furniture, fixtures and equipment	12,356	12,217
Real estate under development	40,411	36,118
Total investment in real estate	1,234,804	1,222,977
Accumulated depreciation	(144,870)	(132,479)
Investment in real estate, net	1,089,934	1,090,498

Cash and cash equivalents	85,035	72,058
Restricted cash	13,258	16,974
Tenant and other receivables, net of allowance for doubtful accounts of $8,116 and $5,993, respectively	6,653	7,002
Deferred rent	2,507	2,454
Deferred costs and intangible assets, net	7,391	7,720
Prepaid expenses and other assets	9,087	11,160
TOTAL ASSETS	$1,213,865	$1,207,866

LIABILITIES AND EQUITY
Liabilities:
Notes payable, net of unamortized loan costs of $10,387 and $10,262, respectively	$1,104,535	$1,079,458
Accounts payable and accrued liabilities	11,169	11,725
Security deposits	6,970	6,983
Below-market leases, net	94	157
Other liabilities	4,449	5,429
TOTAL LIABILITIES	1,127,217	1,103,752

Equity:
Preferred stock, $0.01 par value; 100,000 shares authorized (including 140 shares of 12.5% Series A cumulative non-voting preferred stock), zero shares issued and outstanding	-	-
Common stock, $0.01 par value; 500,000,000 shares authorized, 16,063,228 shares issued and outstanding	160	160
Additional paid-in-capital	87,707	87,347
Accumulated deficit	(55,026)	(48,045)
Total stockholders' equity	32,841	39,462

Non-controlling interests	53,807	64,652
TOTAL EQUITY	86,648	104,114

TOTAL LIABILITIES AND EQUITY	$1,213,865	$1,207,866

Clipper Realty Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

REVENUES
Residential rental income	$21,573	$23,679	$43,177	$47,397
Commercial rental income	9,098	7,479	18,145	15,076
TOTAL REVENUES	30,671	31,158	61,322	62,473

OPERATING EXPENSES
Property operating expenses	7,221	6,868	15,863	14,027
Real estate taxes and insurance	7,363	6,778	14,675	13,642
General and administrative	2,802	2,704	5,095	5,027
Transaction pursuit costs	-	-	60	-
Depreciation and amortization	6,289	5,872	12,516	11,430
TOTAL OPERATING EXPENSES	23,675	22,222	48,209	44,126

INCOME FROM OPERATIONS	6,996	8,936	13,113	18,347

Interest expense, net	(10,366)	(9,979)	(20,583)	(19,767)
Loss on modification/extinguishment of debt	-	(4,228)	(3,034)	(4,228)
Gain on involuntary conversion	139	85	139	85

Net loss	(3,231)	(5,186)	(10,365)	(5,563)

Net loss attributable to non-controlling interests	2,006	3,092	6,436	3,317
Net loss attributable to common stockholders	$(1,225)	$(2,094)	$(3,929)	$(2,246)

Basic and diluted net loss per share	$(0.09)	$(0.12)	$(0.27)	$(0.13)

Weighted average common shares / OP units
Common shares outstanding	16,063	17,815	16,063	17,815
OP units outstanding	26,317	26,317	26,317	26,317
Diluted shares outstanding	42,380	44,132	42,380	44,132

Clipper Realty Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(10,365)	$(5,563)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	12,404	11,078
Amortization of deferred financing costs	621	608
Amortization of deferred costs and intangible assets	353	592
Amortization of above- and below-market leases	(63)	(228)
Loss on modification/extinguishment of debt	3,034	4,228
Gain on involuntary conversion	(139)	(85)
Deferred rent	(53)	(465)
Stock-based compensation	1,281	693
Bad debt expense	2,078	899
Transaction pursuit costs	60	-
Changes in operating assets and liabilities:
Tenant and other receivables	(1,579)	(4,559)
Prepaid expenses, other assets and deferred costs	1,989	989
Accounts payable and accrued liabilities	378	(2,374)
Security deposits	(13)	6
Other liabilities	(980)	(737)
Net cash provided by operating activities	9,006	5,082

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to land, buildings and improvements	(12,756)	(13,622)
Insurance proceeds from involuntary conversion	-	111
Purchase of interest rate caps, net	-	(14)
Net cash used in investing activities	(12,756)	(13,525)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments of mortgage notes	(75,303)	(247,798)
Proceeds from mortgage notes	100,505	329,424
Dividends and distributions	(8,382)	(8,595)
Loan issuance and extinguishment costs	(3,809)	(5,220)
Net cash provided by financing activities	13,011	67,811

Net increase in cash and cash equivalents and restricted cash	9,261	59,368
Cash and cash equivalents and restricted cash - beginning of period	89,032	56,932
Cash and cash equivalents and restricted cash - end of period	$98,293	$116,300

Cash and cash equivalents and restricted cash - beginning of period:
Cash and cash equivalents	$72,058	$42,500
Restricted cash	16,974	14,432
Total cash and cash equivalents and restricted cash - beginning of period	$89,032	$56,932

Cash and cash equivalents and restricted cash - end of period:
Cash and cash equivalents	$85,035	$88,253
Restricted cash	13,258	28,047
Total cash and cash equivalents and restricted cash - end of period	$98,293	$116,300

Supplemental cash flow information:
Cash paid for interest, net of capitalized interest of $794 and $679 in 2021 and 2020, respectively	$20,165	$19,482
Non-cash interest capitalized to real estate under development	29	546
Additions to investment in real estate included in accounts payable and accrued liabilities	3,255	4,045

Clipper Realty Inc.

Reconciliation of Non-GAAP Measures

(In thousands, except per share data)

(Unaudited)

Non-GAAP Financial Measures

We disclose and discuss funds from operations (“FFO”), adjusted funds from operations (“AFFO”), adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”) and net operating income (“NOI”), all of which meet the definition of “non-GAAP financial measures” set forth in Item 10(e) of Regulation S-K promulgated by the SEC.

While management and the investment community in general believe that presentation of these measures provides useful information to investors, neither FFO, AFFO, Adjusted EBITDA, nor NOI should be considered as an alternative to net income (loss) or income from operations as an indication of our performance. We believe that to understand our performance further, FFO, AFFO, Adjusted EBITDA, and NOI should be compared with our reported net income (loss) or income from operations and considered in addition to cash flows computed in accordance with GAAP, as presented in our consolidated financial statements.

Funds From Operations and Adjusted Funds From Operations

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment adjustments, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our calculation of FFO is consistent with FFO as defined by NAREIT.

AFFO is defined by us as FFO excluding amortization of identifiable intangibles incurred in property acquisitions, straight-line rent adjustments to revenue from long-term leases, amortization costs incurred in originating debt, interest rate cap mark-to-market adjustments, amortization of non-cash equity compensation, acquisition and other costs, transaction pursuit costs, loss on modification/extinguishment of debt, gain on involuntary conversion, gain on termination of lease and non-recurring litigation-related expenses, less recurring capital spending.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values have historically risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net income. We consider FFO useful in evaluating potential property acquisitions and measuring operating performance. We further consider AFFO useful in determining funds available for payment of distributions. Neither FFO nor AFFO represent net income or cash flows from operations computed in accordance with GAAP. You should not consider FFO and AFFO to be alternatives to net income (loss) as reliable measures of our operating performance; nor should you consider FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (computed in accordance with GAAP) as measures of liquidity.

Neither FFO nor AFFO measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization, capital improvements and distributions to stockholders. FFO and AFFO do not represent cash flows from operating, investing or financing activities computed in accordance with GAAP. Further, FFO and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO and AFFO.

The following table sets forth a reconciliation of FFO and AFFO for the periods presented to net loss, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
FFO
Net loss	$(3,231)	$(5,186)	$(10,365)	$(5,563)
Real estate depreciation and amortization	6,289	5,872	12,516	11,430
FFO	$3,058	$686	$2,151	$5,867

AFFO
FFO	$3,058	$686	$2,151	$5,867
Amortization of real estate tax intangible	121	121	241	240
Amortization of above- and below-market leases	(32)	(129)	(63)	(228)
Straight-line rent adjustments	(52)	(237)	(53)	(465)
Amortization of debt origination costs	313	304	621	608
Amortization of LTIP awards	795	536	1,281	693
Transaction pursuit costs	-	-	60	-
Loss on modification/extinguishment of debt	-	4,228	3,034	4,228
Gain on involuntary conversion	(139)	(85)	(139)	(85)
Certain litigation-related expenses	65	270	124	534
Recurring capital spending	(58)	(238)	(108)	(383)
AFFO	$4,071	$5,456	$7,149	$11,009
AFFO Per Share/Unit	$0.10	$0.12	$0.17	$0.25

Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization

We believe that Adjusted EBITDA is a useful measure of our operating performance. We define Adjusted EBITDA as net income (loss) before allocation to non-controlling interests, plus real estate depreciation and amortization, amortization of identifiable intangibles, straight-line rent adjustments to revenue from long-term leases, amortization of non-cash equity compensation, interest expense (net), acquisition and other costs, transaction pursuit costs, loss on modification/extinguishment of debt and non-recurring litigation-related expenses, less gain on involuntary conversion and gain on termination of lease.

We believe that this measure provides an operating perspective not immediately apparent from GAAP income from operations or net income (loss). We consider Adjusted EBITDA to be a meaningful financial measure of our core operating performance.

However, Adjusted EBITDA should only be used as an alternative measure of our financial performance. Further, other REITs may use different methodologies for calculating Adjusted EBITDA, and accordingly, our Adjusted EBITDA may not be comparable to that of other REITs.

The following table sets forth a reconciliation of Adjusted EBITDA for the periods presented to net loss, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Adjusted EBITDA
Net loss	$(3,231)	$(5,186)	$(10,365)	$(5,563)
Real estate depreciation and amortization	6,289	5,872	12,516	11,430
Amortization of real estate tax intangible	121	121	241	240
Amortization of above- and below-market leases	(32)	(129)	(63)	(228)
Straight-line rent adjustments	(52)	(237)	(53)	(465)
Amortization of LTIP awards	795	536	1,281	693
Interest expense, net	10,366	9,979	20,583	19,767
Transaction pursuit costs	-	-	60	-
Loss on modification/extinguishment of debt	-	4,228	3,034	4,228
Gain on involuntary conversion	(139)	(85)	(139)	(85)
Certain litigation-related expenses	65	270	124	534
Adjusted EBITDA	$14,182	$15,369	$27,219	$30,551

Net Operating Income

We believe that NOI is a useful measure of our operating performance. We define NOI as income from operations plus real estate depreciation and amortization, general and administrative expenses, acquisition and other costs, transaction pursuit costs, amortization of identifiable intangibles and straight-line rent adjustments to revenue from long-term leases, less gain on termination of lease. We believe that this measure is widely recognized and provides an operating perspective not immediately apparent from GAAP income from operations or net income (loss). We use NOI to evaluate our performance because NOI allows us to evaluate the operating performance of our company by measuring the core operations of property performance and capturing trends in rental housing and property operating expenses. NOI is also a widely used metric in valuation of properties.

However, NOI should only be used as an alternative measure of our financial performance. Further, other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to that of other REITs.

The following table sets forth a reconciliation of NOI for the periods presented to income from operations, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
NOI
Income from operations	$6,996	$8,936	$13,113	$18,347
Real estate depreciation and amortization	6,289	5,872	12,516	11,430
General and administrative expenses	2,802	2,704	5,095	5,027
Transaction pursuit costs	-	-	60	-
Amortization of real estate tax intangible	121	121	241	240
Amortization of above- and below-market leases	(32)	(129)	(63)	(228)
Straight-line rent adjustments	(52)	(237)	(53)	(465)
NOI	$16,124	$17,267	$30,909	$34,351